Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Kyle Bland Navigant Investor Relations 312.573.5624 kyle.bland@navigant.com	Belia Ortega Navigant Corporate Communications 312.583.2640 belia.ortega@navigant.com

NAVIGANT REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

CHICAGO, April 25, 2019 – Navigant (NYSE: NCI) today reported financial results for the quarter ended March 31, 2019.

First quarter 2019 highlights:

•	Revenues and revenues before reimbursements (RBR) were $202.9 and $186.1 million respectively, up 14% and 15% compared to first quarter 2018
•	Net income from continuing operations attributable to Navigant Consulting, Inc. of $4.8 million, or $0.12 per share, was up $6.4 million compared to the first quarter 2018
•

Adjusted Earnings per Share (EPS) from continuing operations of $0.18, which includes per share income attributable to non-controlling interest, net of tax, increased $0.15 compared to first quarter 2018

•	Repurchased $53.5 million of common stock through the Company’s expanded share repurchase plan
•	Refreshed its share repurchase authorization through Dec. 31, 2021 with an approved limit of $175 million
•	Management affirms previously provided 2019 financial guidance targets

Commenting on first quarter performance, Julie Howard, chairman and CEO of Navigant, stated “We are off to a great start in 2019 led by continued growth in our Energy segment and a return to growth in Healthcare consulting.  Our managed services business also produced strong results including exceptional performance from our joint venture, Health System Solutions, which is driving significant value for our partner client.  Our talented professionals delivered this robust first quarter performance while also maintaining focus on strengthening our culture, expanding our digital and technology-enabled capabilities, and executing against our accelerated capital return initiative.  Looking forward, we see continued momentum and remain poised to deliver on our 2019 continuing operations guidance targets.”

FIRST QUARTER 2019 FINANCIAL RESULTS

	For the quarter ended March 31,
(Dollars in millions, excluding per share data)	2019	2018	Increase / (Decrease)
Revenue	$202.9	$178.1	$24.8
RBR	$186.1	$161.4	$24.7
Net income (loss) from cont. ops. attrib. to Navigant Consulting, Inc.	$4.8	$(1.6)	$6.4
Adjusted EBITDA (1)	$16.3	$9.2	$7.1
Adjusted Earnings per Share (1)	$0.18	$0.03	$0.15
(1) From continuing operations, which includes results attributable to non-controlling interests. See definition and reconciliation of non-GAAP measures elsewhere in this release

Navigant reported first quarter 2019 revenues and RBR of $202.9 million and $186.1 million respectively, up 14% and 15% compared to the first quarter 2018.  The quarter benefited from the strong growth in managed services, including the contribution from the Health System Solutions (HSS) joint venture, as well as solid growth in both Healthcare and Energy consulting.  These items were partially offset by lower RBR within the Financial Services Advisory and Compliance (FSAC) segment.

Adjusted EBITDA from continuing operations in the first quarter 2019 was $16.3 million, up 77% from the prior year period as robust performance from the HSS joint venture, strong year-over-year utilization and margin improvement in Healthcare consulting and lower bad debt expense was only partially offset by weaker-than-expected performance in the FSAC segment.

Net income from continuing operations attributable to Navigant Consulting, Inc. of $4.8 million, or $0.12 per share, was up $6.4 million compared to the first quarter 2018 as the strong operating performance discussed above was further aided by favorable net interest costs, lower depreciation and amortization, as well as a lower share count in the current year period.  These items were partially offset by higher income attributable to non-controlling interest, net of tax, in the current year period due to the contribution of the HSS joint venture.  Net income attributable to Navigant Consulting, Inc., which includes results from discontinued operations, was down compared to the prior year period reflecting the divestiture of the Company’s former Disputes, Forensics and Legal Technology segment and transaction advisory services practice completed in the third quarter 2018.

First quarter 2019 Adjusted EPS from continuing operations of $0.18, which includes per share income attributable to non-controlling interest, net of tax, increased $0.15 compared to the first quarter 2018 driven by the items discussed above.

FIRST QUARTER 2019 SEGMENT RESULTS

	For the quarter ended March 31,
(Dollars in millions, numbers may not foot due to rounding)	2019	2018	Increase / (Decrease)
RBR
Healthcare	$119.0	$90.1	$28.9
Energy	36.2	33.7	2.5
Financial Services Advisory and Compliance	30.9	37.6	(6.7)
Total Company	$186.1	$161.4	$24.7
Revenues
Healthcare	$126.6	$98.7	$27.9
Energy	43.7	37.6	6.1
Financial Services Advisory and Compliance	32.6	41.7	(9.1)
Total Company	$202.9	$178.1	$24.8
Segment Operating Profit
Healthcare	$36.8	$20.4	$16.4
Energy	10.4	10.7	(0.3)
Financial Services Advisory and Compliance	5.2	14.8	(9.6)
Total Company	$52.4	$45.9	$6.5
Segment Operating Margin (% of RBR)
Healthcare	30.9%	22.6%	8.3%
Energy	28.7%	31.8%	-3.1%
Financial Services Advisory and Compliance	16.8%	39.4%	-22.6%
Total Company	28.2%	28.4%	-0.2%

Healthcare segment RBR of $119.0 million increased 32% for first quarter 2019 compared to the same prior year period driven by demand recovery for Healthcare consulting services and robust contributions from the HSS joint venture.  Segment operating profit of $36.8 million increased $16.4 million in first quarter 2019 compared to first quarter 2018 driven by the contribution from the HSS joint venture, including a meaningful level of performance-based fees, as well as strong utilization driving improved margins in Healthcare consulting.

Energy segment RBR for first quarter 2019 of $36.2 million increased 8% compared to first quarter 2018, driven by continued robust demand for Energy expertise from both commercial and government clients. Segment operating profit of $10.4 million for the quarter was down 3% compared to the first quarter 2018 driven by the impact of an all-hands meeting for this segment.  Margins were consistent with the prior year period when excluding this event.

Financial Services Advisory and Compliance segment RBR for the first quarter 2019 finished at $30.9 million, down 18% compared to first quarter 2018 primarily due to a faster-than-expected wind-down of a large monitorship engagement, simultaneous curtailed spending from some larger banking clients and continued start-up delays on certain new engagements.  Segment operating profit of $5.2 million decreased 65% compared to the prior year period as top-

line challenges and the organic investments made since mid-2018, which are margin dilutive while they ramp up, impacted results in the current year quarter.

CASH FLOW AND BALANCE SHEET

First quarter 2019 net cash used in operating activities was $31.1 million compared to $34.8 million for first quarter 2018, as favorable net working capital was partially offset by lower net income in the current year period.  Days Sales Outstanding for continuing operations was 73 days as of March 31, 2019, 3 days higher compared to December 31, 2018.  At the end of the first quarter 2019, the Company’s $350 million credit facility remained undrawn and cash and cash equivalents were $107.2 million.

Navigant continued executing its share buyback program by repurchasing 2.3 million shares of common stock during the first quarter of 2019 at an aggregate cost of $53.5 million and an average price of $23.09 per share. At March 31, 2019, the Company had approximately $24.7 million remaining for share repurchases under the board authorization effective May 7, 2018.  On April 18, 2019, the board of directors amended the existing program, allowing for the repurchase of up to $175.0 million of common stock effective from May 1, 2019 through December 31, 2021.

2019 GUIDANCE

Management affirms full year 2019 guidance for continuing operations, which include results from non-controlling interests, as originally communicated on February 26, 2019:

•	Revenues estimated to be between $810 million and $840 million
•	RBR expected to range between $735 million and $765 million
•	Adjusted EBITDA expected to range between $70 million and $80 million
•	Adjusted EPS estimated to be between $0.85 and $1.00 per share
•	Adjusted Free Cash Flow estimated to be between $43 million and $53 million
•	Capital expenditures estimated to be approximately $20 million

BASIS OF PRESENTATION

In August 2018, the Company sold its former Disputes, Forensics and Legal Technology segment and its transaction advisory services practice within the Financial Services Advisory and Compliance segment and, as such, the results have been reclassified to discontinued operations to reflect this transaction for all periods presented in this release. In July 2018, the Company commenced operation of its HSS joint venture with Baptist Health South Florida. Navigant has a 60% financial and controlling interest in the joint venture and as such fully consolidates its operations. As a result, the Company reports income attributable to non-controlling interests, net of tax in its consolidated statements of comprehensive income as well as non-controlling interest included in its balance sheet.

NON-GAAP FINANCIAL INFORMATION

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Navigant has provided guidance regarding Adjusted EBITDA, Adjusted EPS, both of which exclude the impact of severance expense and other operating costs (benefit), as applicable.  Navigant has also provided guidance regarding Adjusted Free Cash Flow, which excludes changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments.

•

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Share (EPS) Adjusted EBITDA is EBITDA – earnings before interest, taxes, depreciation, and amortization – excluding the impact of severance expense and other operating costs (benefit), as applicable. Adjusted Net Income and Adjusted Earnings per Share exclude the net income and per share net income impact of severance expense, other operating costs (benefit) and certain tax adjustments, as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to the business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant’s results of operations across periods. See non-GAAP reconciliations for more details.

•

Adjusted Free Cash Flow is calculated as net cash provided by (used in) operations excluding the change in assets, liabilities and allowance for doubtful accounts less cash payment for property, equipment and deferred acquisition liabilities. Adjusted Free Cash Flow does not represent cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that Adjusted Free Cash Flow provides investors with an indicator of cash available for on-going business operations and long-term value creation. See non-GAAP reconciliations for more details.

CONFERENCE CALL DETAILS

Navigant will host a conference call to discuss the Company’s first quarter 2019 results at 10 a.m. Eastern Time (9 a.m. Central Time) later this morning, Thursday, April 25, 2019. The conference call may be accessed via the Navigant website (investors.navigant.com) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” Presentation materials for the webcast, as well as a report of financial and related supplemental information will available on the Navigant website, as will an archived replay of the earnings conference call.

ABOUT NAVIGANT

Navigant Consulting, Inc. (NYSE: NCI) (“the Company”) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage, and/or protect their business interests. With a focus on markets and clients facing transformational change and significant regulatory or legal pressures, the firm primarily serves clients in the healthcare, energy, and financial services industries. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this report which are not historical in nature are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “may,” “should,” “could,” “intend,” “estimate,” “expect,” “likely,” “continue,” “plan,” “projects,” “positioned,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this report. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the risk of unanticipated costs, liabilities or an adverse impact on the Company’s business operations arising from the Company’s provision of post-divestiture transition services and support in connection with the sale of the Company’s Disputes, Forensics and Legal Technology segment and the transaction advisory services practice within the Company’s Financial Services Advisory and Compliance segment;  the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures and complete such acquisitions and divestitures in the time anticipated; pace, timing and integration of acquisitions; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards or tax rates, laws or regulations; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; brand equity; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; government contracting; professional liability; information security; the adequacy of our business, financial and information systems and technology; maintenance of effective internal controls; potential legislative and regulatory changes; continued and sufficient access to capital; compliance with covenants in our credit agreement; interest rate risk; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018,, and elsewhere in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website or at investors.navigant.com.  The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended
	March 31,
	2019	2018
Revenues:
Revenues before reimbursements	$186,129	$161,445
Reimbursements	16,733	16,623
Total revenues	202,862	178,068
Cost of services:
Cost of services before reimbursable expenses	135,356	116,936
Reimbursable expenses	16,733	16,623
Total cost of services	152,089	133,559
General and administrative expenses	35,167	37,079
Depreciation expense	4,586	4,997
Amortization expense	1,372	1,752
Other operating costs	32	983
Operating income (loss)	9,616	(302)
Interest expense	318	828
Interest income	(689)	(119)
Other expense, net	132	361
Income (loss) from continuing operations before income tax expense	9,855	(1,372)
Income tax expense	3,047	225
Net income (loss) from continuing operations	6,808	(1,597)
(Loss) income from discontinued operations, net of tax	(489)	13,450
Net income	6,319	11,853
Income attributable to non-controlling interest, net of tax	(2,038)	-
Net income attributable to Navigant Consulting, Inc.	$4,281	$11,853

Basic net income per share data
Income (loss) from continuing operations attributable to Navigant Consulting, Inc.	$0.12	$(0.04)
(Loss) income from discontinued operations, net of tax	$(0.01)	$0.30
Net income attributable to Navigant Consulting, Inc.	$0.11	$0.26
Shares used in computing basic per share data	40,218	45,120

Diluted net income per share data
Income (loss) from continuing operations attributable to Navigant Consulting, Inc.	$0.12	$(0.04)
(Loss) income from discontinued operations, net of tax	$(0.01)	$0.30
Net income attributable to Navigant Consulting, Inc.	$0.10	$0.26
Shares used in computing diluted per share data	41,408	45,120

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

(Unaudited)

	March 31,	December 31,
	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$107,217	$206,920
Accounts receivable, net and contract assets	186,523	179,923
Prepaid expenses and other current assets	26,835	22,512
Total current assets	320,575	409,355
Non-current assets:
Property and equipment, net	61,374	63,025
Operating lease right-of-use asset	83,959	-
Intangible assets, net	15,470	14,166
Goodwill	425,069	422,357
Other assets	8,703	8,644
Total assets	$915,150	$917,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,869	$13,302
Accrued liabilities	16,075	15,558
Accrued compensation-related costs	40,784	69,555
Income tax payable	10,519	13,357
Operating lease liabilities	22,368	-
Other current liabilities	22,761	34,044
Total current liabilities	125,376	145,816
Non-current liabilities:
Deferred income tax liabilities	38,492	33,901
Operating lease liabilities	85,297	-
Other non-current liabilities	4,321	25,277
Total non-current liabilities	128,110	59,178
Total liabilities	253,486	204,994
Stockholders' equity:
Common stock	49	49
Additional paid-in capital	666,794	664,473
Treasury stock	(214,465)	(160,972)
Retained earnings	213,830	211,543
Accumulated other comprehensive loss	(6,971)	(6,529)
Total Navigant Consulting Inc. stockholders' equity	659,237	708,564
Non-controlling interest	2,427	3,989
Total stockholders' equity	661,664	712,553
Total liabilities and stockholders' equity	$915,150	$917,547

Days sales outstanding, net (DSO)	73	70

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$6,319	$11,853
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation expense	4,586	6,845
Amortization expense	1,372	1,856
Share-based compensation expense	2,769	3,377
Deferred income taxes	5,086	968
Allowance for doubtful accounts receivable	448	3,130
Loss from disposition of discontinued operations	672	-
Other, net	185	1,007
Changes in assets and liabilities (net of acquisitions):
Accounts receivable, net and contract assets	(7,014)	(23,615)
Prepaid expenses and other assets	(4,305)	(716)
Accounts payable	(423)	(2,100)
Accrued liabilities	(119)	2,200
Accrued compensation-related costs	(28,772)	(36,458)
Income taxes payable	(3,356)	2,926
Other liabilities	(8,587)	(6,120)
Net cash used in operating activities	(31,139)	(34,847)

Cash flows from investing activities:
Purchases of property and equipment	(3,007)	(5,750)
Acquisitions of businesses, net of cash acquired	(6,000)	-
Net cash used in investing activities	(9,007)	(5,750)

Cash flows from financing activities:
Issuances of common stock	856	1,238
Repurchases of common stock	(53,493)	(11,357)
Dividend payments	(1,994)	-
Repayments to banks	-	(79,144)
Borrowings from banks	-	129,677
Distributions to non-controlling interest holder	(3,600)	-
Other, net	(1,306)	(1,596)
Net cash (used in) provided by financing activities	(59,537)	38,818

Effect of exchange rate changes on cash and cash equivalents	(20)	(24)
Net decrease in cash and cash equivalents	(99,703)	(1,803)
Cash and cash equivalents at beginning of the period	206,920	8,449
Cash and cash equivalents at end of the period	$107,217	$6,646

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages (1))

(Unaudited)

EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share (2)	For the quarter ended
	March 31,
	2019	2018
Adjusted items:
Severance expense	$677	$1,783
Income tax benefit (3)	(185)	(475)
Tax-effected impact of severance expense	$492	$1,308

Other operating costs -other costs (4)	$32	$983
Income tax benefit (3)	(9)	(268)
Tax-effected impact of other operating costs - other costs	$23	$715

Adjusted EBITDA reconciliation:
Net income attributable to Navigant Consulting, Inc.	$4,281	$11,853
Income attributable to non-controlling interest, net of tax	2,038	-
Loss (income) from discontinued operations, net of tax	489	(13,450)
Net income (loss) from continuing operations	$6,808	$(1,597)
Interest expense	318	828
Interest income	(689)	(119)
Other expense, net	132	361
Income tax expense	3,047	225
Depreciation expense	4,586	4,997
Amortization expense	1,372	1,752
EBITDA	$15,574	$6,447
Adjusted items:
Severance expense	677	1,783
Other operating costs - other costs	32	983
Adjusted EBITDA from continuing operations	$16,283	$9,213

Adjusted Net Income reconciliation:
Net income attributable to Navigant Consulting, Inc.	$4,281	$11,853
Income attributable to non-controlling interest, net of tax	2,038	-
Loss (income) from discontinued operations, net of tax	489	(13,450)
Net income (loss) from continuing operations	$6,808	$(1,597)
Adjusted items:
Tax-effected impact of severance expense	492	1,308
Tax-effected impact of other operating costs - other costs	23	715
Impact of certain income tax related items (5)	-	1,100
Tax-effected adjusted items	515	3,123
Adjusted Net Income from continuing operations	$7,323	$1,526
Shares used in computing adjusted per diluted share data	41,408	46,834
Earnings per share from continuing operations attributable to Navigant Consulting, Inc.	$0.12	$(0.04)
Earnings per Share attributable to non-controlling interest	0.05	-
Earnings per Share from adjusted items	0.01	0.07
Adjusted Earnings per Share from continuing operations (1)	$0.18	$0.03

	For the quarter ended
Adjusted Free Cash Flow (6)	March 31,
	2019	2018
Net cash used in operating activities	$(31,139)	$(34,847)
Changes in assets and liabilities	52,576	63,883
Allowance for doubtful accounts receivable	(448)	(3,130)
Purchases of property and equipment	(3,007)	(5,750)
Payments of contingent acquisition liabilities	-	(80)
Adjusted Free Cash Flow	$17,982	$20,076

Leverage Ratio (7)	At March 31,
	2019	2018
Adjusted EBITDA for prior twelve-month period (continuing + discontinued operations)	$96,899	$124,287
Bank debt	$-	$184,327
Leverage Ratio	-	1.48

	For the quarter ended
Organic Growth (8)	March 31,
	2019	2018	Growth
Revenues before reimbursements	$186,129	$161,445	15.3%
Pro forma acquisition adjustment	-	598
Currency impact	834
Organic RBR	$186,963	$162,043	15.4%

Footnotes

(1) Per share data may not sum due to rounding.

(2) EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit), as applicable.  Adjusted Net Income and Adjusted Earnings per Share exclude net income and per share net income impact of severance expense and other operating costs (benefit) and certain tax adjustments, as applicable. While other operating costs (benefit) are generally non-recurring in nature, severance expense and certain other operating costs are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these non-GAAP financial measures provide investors with enhanced comparability of Navigant's results of operations across periods.

(3) Income tax impact has been determined based on specific tax jurisdiction.

(4) In 2018, the Company incurred non-recurring legal costs relating to a shareholder proxy contest, as well as non-recurring fees and expenses relating to the divestiture of its former Disputes, Forensics and Legal Technology segment and Transaction Advisory Services practice.

(5) In Q4 2018, the Company settled its 2014 income tax audit with the IRS.  The settlement resulted in an incremental tax expense related to the timing of tax deductions on certain executive compensation awards that required employment beyond the year of deduction.  Although tax expense also includes adjustments for the 2014-2017 tax years, the adjustment is primarily driven by the deductions taken on our 2014 income tax return.  After reaching this settlement in Q4 2018, the Company restated the Q1-Q3 2018 Adjusted EPS figures to reflect amounts accrued in those periods for this settlement.  The adjustment includes related interest cost.

(6) Adjusted Free Cash Flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Adjusted Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment.  However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long-term value creation.

(7) Leverage ratio is calculated as bank debt at the end of the period divided by Adjusted EBITDA (for continuing and discontinued operations) for the prior twelve-month period.  Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company's debt obligations.

(8) Organic growth represents revenues before reimbursements from continuing operations adjusted to include the impact of our acquisitions as if the Company owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations.  Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company's financial condition and results of operations.